  Exhibit 99.1

TPT Global Tech (OTCQB:TPTW) Launches their Complete SaniQuik(TM), QuikLAB(TM), and QuikPASS(TM) Check and Verify COVID-19 End-to-End Technology Solution in Houston, Texas, to Thousands of Viewers Worldwide

SAN DIEGO, CA / ACCESSWIRE / December 17, 2020 / TPT Global Tech, Inc. (the "Company" or "TPT Global Tech") (OTCQB:TPTW) announced today that on Tuesday, December 8, 2020, the Company presented their COVID-19 end-to-end SaniQuik, QuikLAB, and QuikPASS check and verify technology solution at the Word Restoration Church in Houston. The event was viewed by more than 3,000 individuals between local attendance, social media and Zoom. The Company demonstrated their mobile QuikLAB and their SaniQuik units to showcase the full state of the art end-to-end COVID-19 solution. The Company also did an online Demonstration to the church and worldwide audience to showcase the Company's "QuikPASS" check and verify technology platform.

TPT Global Tech starts with a shipping container and transforms it into a fully CLIA Certified Hospital grade QuikLAB testing facilities with HVAC, refrigeration, and testing equipment. The TPT MedTech "QuikLABs" are not collection centers, but rather full turnkey CLIA certified testing facilities. Tests are performed in real-time at each location with results delivered, usually within a matter of minutes, via the Company's QuikLAB App. The QuikLAB has the ability to offer 4 different COVID-19 test types with onsite results: Antibody, Molecular (NAAT), Antigen, and PCR. The end-to-end "solution" utilizes TPT Medtech's QuikLAB for COVID-19 rapid testing, its SaniQuik for 15-second virus, bacteria surface cleaning and temperature monitoring, and the Company's QuikPASS app for easy appointment making and entrance management into venues across the United States.

The Company has developed its QuikPASS check and verify and vaccination monitoring platform for schools, airlines, hospitals, sports venues, restaurants, hotels and nightclubs to check and verify if an individual has been tested for COVID-19 or given the vaccination and that the individual is virus free to gain access to a particular venue with the idea that everyone in that venue would be COVID-19 Free.

"A lot of hard work has gone into the development of these new platforms, and we are extremely excited to present them to the world," says Stephen Thomas, CEO.

About TPT Global Tech

TPT Global Tech Inc. (TPTW) based in San Diego, California, is a technology-based company with divisions providing telecommunications, medical technology and product distribution, media content for domestic and international syndication as well as technology solutions. TPT Global Tech offers Software as a Service (SaaS), Technology Platform as a Service (PAAS), Cloud-based Unified Communication as a Service (UCaaS). It offers carrier-grade performance and support for businesses over its private IP MPLS fiber and wireless network in the United States. TPT's cloud-based UCaaS services allow businesses of any size to enjoy all the latest voice, data, media and collaboration features in today's global technology markets. TPT Global Tech also operates as a Master Distributor for Nationwide Mobile Virtual Network Operators (MVNO) and Independent Sales Organization (ISO) as a Master Distributor for Pre-Paid Cell phone services, Mobile phones Cell phone Accessories and Global Roaming Cell phones.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of various provisions of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, commonly identified by such terms as "believes," "looking ahead," "anticipates," "estimates" and other terms with similar meaning. Specifically, statements about the Company's plans for accelerated growth, improved profitability, future business partners, M&A activity, new service offerings, and pursuit of new markets are forward-looking statements. Although the company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Such forward-looking statements should not be construed as fact. The information contained in such statements is beyond the ability of the Company to control, and in many cases, the Company cannot predict what factors would cause results to differ materially from those indicated in such statements. All forward-looking statements in the press release are expressly qualified by these cautionary statements and by reference to the underlying assumptions.

CONTACT:

Frank Benedetto
619-915-9422

SOURCE: TPT Global Tech, Inc.